UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 26, 2008

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

1722 Boxelder St., Suite 101, Louisville, Colorado 80027
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On August 26, 2008, Security With Advanced Technology, Inc. (the “Company”) issued a press release entitled “Security With Advanced Technology and PepperBall Technologies Advance Toward Merger”. A copy of the press release is furnished herewith as Exhibit 99.1.

The following disclosure is made in accordance with Rule 165 of the Securities Act of 1933, as amended, and Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

IN CONNECTION WITH THE PROPOSED MERGER, THE COMPANY HAS FILED RELEVANT MATERIALS WITH THE SEC, INCLUDING A REGISTRATION STATEMENT ON FORM S-4 THAT CONTAINS A JOINT PROXY STATEMENT/PROSPECTUS. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PEPPERBALL TECHNOLOGIES AND THE MERGER. INVESTORS MAY OBTAIN THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, FREE OF CHARGE EITHER AT THE SEC’S WEBSITE: WWW.SEC.GOV OR BY CONTACTING SWAT AT 1722 BOXELDER STREET, SUITE 101, LOUISVILLE, COLORADO 80027 (TELEPHONE NUMBER: (303) 439-0372).

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about those executive officers and directors of the Company and their ownership of the Company's common stock is set forth in the joint proxy statement/prospectus contained in the Company's Registration Statement on Form S-4.

Item 9.01   Exhibits.

Exhibit No	Description

99.1	Press Release dated August 26, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2008	Security With Advanced Technology, Inc. (Registrant) By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Executive Officer